                                                                   Exhibit 24

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Jessica
Holly, Gladys Chang, Charles Park, Tricia Meyer and Bomi Lee of BlackRock,
Inc., and Elliot Gluck, Michael DeNiro, Ji Min Lee and David Howe of Willkie
Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3,
Form 4 and Form 5 and any successor forms adopted by the Securities and
Exchange Commission, as may be required by the Securities Act of 1933, the
Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the
rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr & Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of July 19,
2022.

                                   By:    /s/ Lynn C. Baranski
                                          ----------------------
                                   Print: Lynn C. Baranski

                                Annex A

                              Equity Funds
1.   BlackRock Enhanced Capital and Income Fund, Inc.                    CII
2.   BlackRock Enhanced Equity Dividend Trust                            BDJ
3.   BlackRock Energy and Resources Trust                                BGR
4.   BlackRock Enhanced Global Dividend Trust                            BOE
5.   BlackRock Health Sciences Trust                                     BME
6.   BlackRock Health Sciences Trust II                                  BMEZ
7.   BlackRock Enhanced International Dividend Trust                     BGY
8.   BlackRock Resources & Commodities Strategy Trust                    BCX
9.   BlackRock Science and Technology Trust                              BST
10.  BlackRock Science and Technology Trust II                           BSTZ
11.  BlackRock Science and Technology Trust III                          BSTE
12.  BlackRock Utilities, Infrastructure & Power Opportunities Trust     BUI
13.  BlackRock Innovation and Growth Trust                               BIGZ
                        Tax-Exempt Fixed Income Funds
14.  BlackRock California Municipal Income Trust                         BFZ
15.  BlackRock Municipal Income Quality Trust                            BYM
16.  BlackRock Investment Quality Municipal Trust, Inc.                  BKN
17.  BlackRock Long-Term Municipal Advantage Trust                       BTA
18.  BlackRock Muni Intermediate Duration Fund, Inc.                     MUI
19.  BlackRock MuniAssets Fund, Inc.                                     MUA
20.  BlackRock Municipal Income Trust                                    BFK
21.  BlackRock Municipal Income Trust II                                 BLE
22.  BlackRock MuniHoldings California Quality Fund, Inc.                MUC
23.  BlackRock MuniHoldings Fund, Inc.                                   MHD
24.  BlackRock MuniHoldings Quality Fund II, Inc.                        MUE
25.  BlackRock MuniHoldings New Jersey Quality Fund, Inc.                MUJ
26.  BlackRock MuniHoldings New York Quality Fund, Inc.                  MHN
27.  BlackRock MuniVest Fund II, Inc.                                    MVT
28.  BlackRock MuniVest Fund, Inc.                                       MVF
29.  BlackRock MuniYield Fund, Inc.                                      MYD
30.  BlackRock MuniYield Quality Fund III, Inc.                          MYI
31.  BlackRock MuniYield Michigan Quality Fund, Inc.                     MIY
32.  BlackRock MuniYield New York Quality Fund, Inc.                     MYN
33.  BlackRock MuniYield Pennsylvania Quality Fund                       MPA
34.  BlackRock MuniYield Quality Fund II, Inc.                           MQT
35.  BlackRock MuniYield Quality Fund, Inc.                              MQY
36.  BlackRock New York Municipal Income Trust                           BNY
37.  BlackRock Virginia Municipal Bond Trust                             BHV
38.  BlackRock Municipal 2030 Target Term Trust                          BTT
                           Taxable Fixed Income Funds
39.  BlackRock Debt Strategies Fund, Inc.                                DSU
40.  BlackRock Floating Rate Income Strategies Fund, Inc.                FRA
41.  Blackrock Core Bond Trust                                           BHK
42.  BlackRock Floating Rate Income Trust                                BGT
43.  BlackRock Income Trust, Inc.                                        BKT
44.  BlackRock Limited Duration Income Trust                             BLW
45.  BlackRock Credit Allocation Income Trust                            BTZ
46.  BlackRock Corporate High Yield Fund, Inc.                           HYT
47.  BlackRock Enhanced Government Fund, Inc.                            EGF
48.  BlackRock Multi-Sector Income Trust                                 BIT
49.  BlackRock Taxable Municipal Bond Trust                              BBN
50.  BlackRock Capital Allocation Trust                                  BCAT
51.  BlackRock ESG Capital Allocation Trust                              ECAT
                                Alternative Funds
52.  BlackRock Multi-Sector Opportunities Trust                           -
53.  BlackRock Multi-Sector Opportunities Trust II                        -
54.  BlackRock Credit Strategies Fund                                     -
55.  BlackRock Private Investments Fund                                  BPIF
56.  BlackRock Hedge Fund Guided Portfolio Solution                      GPS